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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-49710 of General Electric Company on Form S-4 of our report dated February 10, 1999, appearing in the Annual Report on Form 10-K of Honeywell International Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

December 4, 2000